Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Food and Wine Consultants, Inc. (the “Company”) on Form 10-QSB for the period ended January 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Mary Beth Clark, Chief Executive and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.

The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Mary Beth Clark

Mary Beth Clark

Title: President and Chief Financial Officer

March 15, 2007

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